Exhibit 99.1

Ultratech Announces Third Quarter 2012 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--October 18, 2012--Ultratech, Inc. (Nasdaq: UTEK) today announced unaudited results for the three-month period ended September 29, 2012.

For the third quarter of fiscal 2012, Ultratech reported net sales of $60.5 million as compared to $54.9 million during the third quarter of fiscal 2011. Ultratech's net income for the third quarter of 2012 was $12.4 million, or $0.45 per share (diluted), as compared to net income of $10.5 million, or $0.39 per share (diluted) for the same quarter last year.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, "We achieved another quarter of strong financial results, and we believe the outlook for Ultratech remains bright. We have taken advantage of our strong financial position to invest in new and complementary products that further enhance our market leading position in advanced packaging, laser spike annealing and high-brightness LEDs. We believe that our highly focused business strategy, leading technology capabilities, and strong customer relationships position us well to continue our track record of success."

At September 29, 2012, Ultratech had $280.9 million in cash, cash equivalents and short-term investments. Working capital was $331.5 million and stockholders' equity was $12.93 per share based on 27,021,299 total shares outstanding as of September 29, 2012.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time on Thursday, October 18, 2012. To listen to the call, dial 877/941-2068 (toll free) or 480/629-9712 (international) 10 minutes prior to the start time. The passcode is 4568753. A live webcast will also be available on the Investor Relations section of Ultratech’s website at http://ir.ultratech.com. A replay of the call will be available at the same location or by dialing 800/406-7325 and entering access code: 4568753. The replay will be available until October 25, 2012.

About Ultratech

Ultratech, Inc. (Nasdaq: UTEK) designs, manufactures and markets photolithography and laser processing equipment. Founded in 1979, the company's market-leading advanced lithography products deliver high throughput and production yields at a low, overall cost of ownership for bump packaging of integrated circuits and high-brightness LEDs (HB-LEDs). A pioneer of laser processing, Ultratech developed laser spike anneal technology, which increases device yield, improves transistor performance and enables the progression of Moore's Law for 32-nm and below production of state-of-the-art consumer electronics. Visit Ultratech online at: www.ultratech.com.

Safe Harbor

Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as "anticipates," "expects," "thinks," "intends," "will," "could," "believes," "poised," "estimates," "continues," and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to timing, delays, deferrals and cancellations of orders by customers, including as a result of semiconductor manufacturing capacity as well as our customers' financial condition and demand for semiconductors; demand for consumer devices; industry growth within the company's served markets; continued delivery of financial performance and value; cyclicality in the semiconductor and nanotechnology industries; our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; general economic and financial market conditions including impact on capital spending, as well as difficulty in predicting changes in such conditions; rapid technological change and the importance of timely product introductions; customer concentration; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; changes in pricing by us, our competitors or suppliers; international sales and operations; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; effect of capital market fluctuations on our investment portfolio; ability and resulting costs to attract or retain key personnel; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon our achieving and maintaining profitability and the market price of our stock; mix of products sold; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; changes to financial accounting standards; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2011 and our quarterly report on Form 10-Q for the quarter ended June 30, 2012. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

(UTEK-F)

ULTRATECH, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	Sep 29,	Oct 1,	Sep 29,	Oct 1,
(In thousands, except per share amounts)	2012	2011	2012	2011
Total net sales*	$60,547	$54,944	$169,234	$156,272
Cost of sales:
Cost of products sold	22,844	21,935	64,825	64,013
Cost of services	3,534	3,614	9,801	11,671
Total cost of sales	26,378	25,549	74,626	75,684
Gross profit	34,169	29,395	94,608	80,588
Operating expenses:
Research, development and engineering	7,745	6,349	22,280	17,832
Selling, general, and administrative	11,469	11,484	32,938	32,301
Operating income	14,955	11,562	39,390	30,455
Interest expense	(1)	(4)	(6)	(16)
Interest and other (expense) income, net	126	(74)	208	40
Income before income taxes	15,080	11,484	39,592	30,479
Provision for income taxes	2,638	1,020	5,779	2,420
Net income	$12,442	$10,464	$33,813	$28,059
Earnings per share - basic:
Net income	$0.46	$0.40	$1.27	$1.09
Number of shares used in per share calculations – basic	27,047	25,977	26,635	25,678
Earnings per share - diluted:
Net income	$0.45	$0.39	$1.23	$1.05
Number of shares used in per share calculations – diluted	27,777	26,647	27,481	26,620
* Systems sales	$49,743	$44,827	$138,476	$127,189
Parts sales	6,499	4,456	16,394	13,547
Service sales	3,652	5,361	13,061	14,786
License sales	653	300	1,303	750
Total sales	$60,547	$54,944	$169,234	$156,272

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Sep 29,	December 31,
(In thousands )	2012	2011*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$280,876	$227,947
Accounts receivable	50,326	56,506
Inventories, net	47,746	41,285
Prepaid expenses and other current assets	6,556	6,848
Total current assets	385,504	332,586

Equipment and leasehold improvements, net	18,806	16,009
Intangibles assets, net	8,171	452
Other assets	5,158	4,401

Total assets	$417,639	$353,448

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$1,000	$1,000
Accounts payable	15,529	10,980
Deferred product and service income	21,667	14,953
Other current liabilities	15,795	22,373
Total current liabilities	53,991	49,306

Other liabilities	14,324	8,113

Stockholders' equity	349,324	296,029

Total liabilities and stockholders' equity	$417,639	$353,448

* The balance sheet as of December 31, 2011 has been derived from the audited financial statements as of that date.

CONTACT:
Ultratech, Inc.
Bruce R. Wright, 408-321-8835
Senior Vice President and CFO
or
Investor Relations:
The Blueshirt Group
Suzanne Craig, 415-217-4962
suzanne@blueshirtgroup.com
or
Melanie Friedman, 415-217-4964
melanie@blueshirtgroup.com